Exhibit 10.6
                          AMENDMENT NO. 1 TO

                        STOCK OPTION AGREEMENT

                            pursuant to the

                             LABONE, INC.

                     2001 LONG-TERM INCENTIVE PLAN

                BONUS REPLACEMENT STOCK OPTION PROGRAM

     This AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT ("Amendment") is dated as of ________________ and entered into by and between LabOne, Inc. ("LabOne"), a Missouri corporation, and _____________________ the ("Optionee").

      WITNESSETH that:

     WHEREAS, LabOne and the Optionee are parties to one or more Stock Option Agreements (individually the "Stock Option Agreement" or collectively the "Stock Option Agreements") relating to stock options granted under the Bonus Replacement Stock Option Program of the LabOne, Inc. 2001 Long-Term Incentive Plan (the "Plan"); and

     WHEREAS, LabOne and the Optionee desire to amend the Stock Option Agreements to provide that acceleration of vesting, exercise (if such stock options are exercised) and termination of such stock options in connection with a Corporate Transaction (as hereinafter defined) will be subject to the condition that the Corporate Transaction shall be consummated; and

     WHEREAS, it is in the best interests of LabOne and the Optionee to include such provisions in order for LabOne to be able to engage in one or more Corporate Transactions;

     NOW, THEREFORE, in consideration of the terms and provisions of this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

     Section 1. Section 2.5.9 of each outstanding Stock Option Agreement (as incorporated by reference from the Plan) is hereby amended to read as follows:

          In the event that the Board approves (a) the merger or consolidation of LabOne with or into another corporation or other entity in which the shareholders of LabOne immediately prior to such transaction will beneficially own no voting securities or voting securities possessing less than 50% of the combined voting power of the then outstanding securities of the surviving entity in such transaction (or its parent), excluding for purposes of such calculation any such shareholder of LabOne who



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           beneficially owns prior to the transaction more than ten
           percent (10%) of the other entity involved in the transaction (or its parent), (b) a sale of all or substantially all of the assets of LabOne in which outstanding securities of LabOne are exchanged for securities, cash or other property of any corporation or other entity or (c) a liquidation or dissolution of LabOne (collectively, a "Corporate Transaction"); the Board may in its sole discretion prior to consummation of such transaction take any one or more of the following actions with respect to outstanding stock options granted under this Program: (i) provide that such stock options shall be assumed or equivalent stock options shall be substituted by the acquiring or succeeding corporation or entity (or an affiliate thereof) or (ii) upon thirty (30) days' prior written notice to the Optionee, provide that the stock option shall be exercisable in full and shall terminate at the end of such thirty (30) day period to the extent not exercised by such time, at the end of which period the stock option shall terminate; provided, however, that unless determined otherwise by the Board, the acceleration of vesting, exercise (if such stock option is exercised) and termination of such stock option under clause (ii) shall be subject to the condition that the respective Corporate Transaction shall be consummated and such acceleration of vesting, exercise (if such stock option is exercised) and subsequent termination of such stock option shall be effective immediately prior to the effectiveness of the respective Corporate Transaction.

     Section 2. A new Section 2.5.9A is added to each Stock Option Agreement and reads as follows:

           In the event that this stock option is exercised pursuant to clause (ii) of Section 2.5.9 in connection with a Corporate Transaction in which shares of common stock of LabOne are converted into the right to receive cash, unless the Optionee elects in writing at the time the stock option is exercised pursuant to clause (ii) of Section 2.5.9 to receive the Shares issuable upon exercise, (a) the Optionee will be entitled to receive upon effectiveness of such exercise, in lieu of Shares issuable in connection with such exercise of the stock option, an amount in cash equal to the number of Shares subject to the stock option immediately prior to such exercise multiplied by the amount by which the cash consideration per Share payable in such Corporate Transaction exceeds the exercise price per Share, subject to all applicable federal, state and local tax withholding requirements, and (b) the Optionee shall not be required to pay the exercise price in connection with such exercise.

     Section 3. The remaining provisions of each Stock Option Agreement shall apply to this Amendment and to such Stock Option Agreement as amended by this Amendment.



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     IN WITNESS WHEREOF, LabOne, Inc. has caused this Amendment to be executed in its corporate name, and the Optionee has executed the same in evidence of the Optionee's acceptance hereof, upon the terms and conditions herein set forth, as of the day and year first above written.

                               LABONE, INC.



                               By:
                                  ----------------------------
                                    Name:
                                    Title:



                               -------------------------------
                               Optionee